Exhibit 99.1

NAC Drive Systems, Inc.
(Formerly NAC Harmonic Drive, Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NAC Drive Systems, Inc.
(Formerly NAC Harmonic Drive, Inc.)
Port Jervis, NY

We have audited the accompanying balance sheets of NAC Drive Systems, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, changes in stockholders' deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NAC Harmonic Drive, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit.  These raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
May 5, 2014

NAC DRIVE SYSTEMS, INC.
(Formerly NAC Harmonic Drive, Inc.)
BALANCE SHEETS

	March 31	December 31	December 31
	2014	2013	2012
	(Unaudited)
ASSETS

Current assets:
Cash	$1,267	$10,269	$13,476
Accounts receivable	93,106	93,854	92,865
Inventories	45,028	51,033	33,202
Deferred offering costs	59,319	47,449	46,162
Total current assets	198,720	202,605	185,705

Intangible asset	35,641	33,369	15,325
Deposit	50,300	50,300	50,300

Total assets	$284,661	$286,274	$251,330

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$142,568	$239,123	$134,433
Accounts payable - related party	86,785	62,573	78,834
Accrued expenses	11,288	5,756	4,393
Deferred revenue	-	-	38,250
Short-term debt - related parties	345,500	237,000	80,000
Line of credit	102,079	109,490	124,000
Total current liabilities	688,220	653,942	459,910

Long-term debt - related party	3,318	3,318	3,318
Total liabilities	691,538	657,260	463,228

Stockholders' deficit
Common stock, $0.01 par value; 10,000,000 shares authorized; 1,454,300, 1,454,300 and 1,451,000 shares issued and outstanding, respectively	14,543	14,543	14,510
Additional paid in captial	414,207	342,332	85,490
Accumulated deficit	(835,627)	(727,861)	(311,898)

Total stockholders' deficit	(406,877)	(370,986)	(211,898)

Total liabilities and stockholders' deficit	$284,661	$286,274	$251,330

See accompanying notes to financial statements

NAC DRIVE SYSTEMS, INC.
(Formerly NAC Harmonic Drive, Inc.)
STATEMENTS OF OPERATIONS

	Three months ended March 31		Year Ended December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)

Revenues	$155,217	$185,038	$691,286	$627,062
Cost of goods sold	119,073	168,102	539,555	437,625
Gross profit	36,144	16,936	151,731	189,437

Operating expenses
Selling, general and administrative expenses	142,905	84,894	559,412	302,920
Research and development expenses	-	-	-	14,183
Total operating expenses	142,905	84,894	559,412	317,103

Net loss from operations	(106,761)	(67,958)	(407,681)	(127,666)

Interest expense	(1,005)	(1,289)	(8,282)	(5,820)

Net loss	$(107,766)	$(69,247)	$(415,963)	$(133,486)

Net loss per share - Basic and diluted	$(0.07)	$(0.05)	$(0.29)	$(0.09)

Weighted average shares outstanding - Basic and diluted	1,454,300	1,453,933	1,451,741	1,453,605

See accompanying notes to financial statements

NAC DRIVE SYSTEMS, INC.
(Formerly NAC Harmonic Drive, Inc.)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock		Paid In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balances, December 31, 2011	1,447,000	14,470	35,530	(178,412)	(128,412)

Shares issued for cash	4,000	40	49,960	-	50,000

Net loss for the year	-	-	-	(133,486)	(133,486)

Balances, December 31, 2012	1,451,000	14,510	85,490	(311,898)	(211,898)

Shares issued for cash	3,300	33	41,217	-	41,250

Stock compensation expense	-	-	215,625	-	215,625

Net loss for the year	-	-	-	(415,963)	(415,963)

Balances, December 31, 2013	1,454,300	$14,543	$342,332	$(727,861)	$(370,986)

Stock compensation expense	-	-	71,875	-	71,875

Net loss for the period	-	-	-	(107,766)	(107,766)

Balances, March 31, 2014 (Unaudited)	1,454,300	$14,543	$414,207	$(835,627)	$(406,877)

See accompanying notes to financial statements

NAC DRIVE SYSTEMS, INC.
(Formerly NAC Harmonic Drive, Inc.)
STATEMENTS OF CASH FLOWS

	Three Months Ended March 31		Year Ended December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(107,766)	$(69,247)	$(415,963)	$(133,486)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	-	-	-	4,820
Bad debts expense	-	-	1,444	-
Stock compensation expense	71,875	-	215,625	-
Changes in operating assets and liabilities
Accounts receivable	748	33,356	(2,433)	19,645
Inventory	6,005	(30,365)	(17,831)	30,036
Accounts payable	(96,555)	(413)	104,690	49,691
Accounts payable - related party	24,212	-	(16,261)	(75,951)
Accrued expenses	5,532	(3,780)	1,363	2,041
Deferred revenue	-	(2,576)	(38,250)	14,737

Net cash used in operating activities	(95,949)	(73,025)	(167,616)	(88,467)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in intangible asset	(2,272)	(3,000)	(18,044)	(5,450)
Deposits	-	-	-	(37,100)

Net cash used in investing activities	(2,272)	(3,000)	(18,044)	(42,550)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments of) the line of credit, net	(7,411)	-	(14,510)	-
Proceeds from short-term debt - related parties	125,000	50,000	166,000	80,000
Payments of short-term debt - related parties	(16,500)	(9,000)	(9,000)	-
Proceeds from sale of common stock	-	41,250	41,250	50,000
Payment of deferred offering costs	(11,870)	-	(1,287)	(46,162)

Net cash provided by financing activities	89,219	82,250	182,453	83,838

NET INCREASE (DECREASE) IN CASH	(9,002)	6,225	(3,207)	(47,179)

CASH AT BEGINNING OF YEAR	10,269	13,476	13,476	60,655
CASH AT END OF YEAR	$1,267	$19,701	$10,269	$13,476

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$1,005	$1,289	$6,580	$5,694
Income taxes paid	-	-	-	-

See accompanying notes to financial statements

NAC DRIVE SYSTEMS, INC.
(Formerly NAC Harmonic Drive, Inc.)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2014 (UNAUDITED)
AND DECEMBER 31, 2013 AND 2012

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations
NAC Harmonic Drive, Inc. (“NAC”, the “Company”) is a supplier of harmonic gearing products and precision drives used in high accuracy speed and motion control systems.  The Company operates out of Jacksonville, Florida and Port Jervis, New York.  The Company offers product lines related to standard drives and customizes designs to meet specific application requirements.  The Company serves customers globally in a variety of markets including robotics, machine tools, medical, printing, semiconductor and the defense industry.  The Company maintains an office in Florida, completes the majority of its engineering, sales, assembly, quality inspection, and shipments from its’ New York facility and subcontracts the majority of component manufacturing to its ISO 9001 supplier in China.

On May 6, 2014 the Company changed its name from NAC Harmonic Drive, Inc. to NAC Drive Systems, Inc.

Basis of Presentation
The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents
For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

Revenue recognition
All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectability is reasonably assured. Revenue from product sales is recognized when products are shipped to customers.    The Company’s revenues include sales to customers domiciled outside of the United States. Generally, these sales are denominated in U.S. dollars.

Deferred revenue arises from amounts received in advance of the culmination of the earnings process and is recognized as revenue in future periods when the applicable revenue recognition criteria have been met.

All amounts billed to customers for shipping and handling costs are included in revenues in the statements of operations.

Accounts receivable
Accounts receivable arise from the sale of products on trade credit terms and are stated net of an allowance for doubtful accounts.  The Company performs ongoing credit evaluations of its customers which may result in the requirement of a deposit before fulfillment of the terms of the sales orders.  Accounts are generally considered past due after 30 days.  Past due receivables do not accrue interest. An allowance for doubtful accounts is provided for those accounts receivables considered to be uncollectable based on historical experience and management’s evaluation of outstanding receivable amounts at the end of the period.   The Company has determined that no allowance for doubtful accounts is required as of March 31, 2014, December 31, 2013 and 2012.

Inventory
Inventory consists primarily of purchased finished goods and packaging materials.  Inventory costs are determined using the average method and are carried at the lower of cost or net realizable value.  Inventory is reviewed periodically for slow-moving and obsolete items.

Deferred offering costs
Deferred offering costs at March 31, 2014, December 31, 2013 and 2012 include costs incurred from third parties in connection with the Company’s planned equity offering.   Such costs will be offset against future proceeds from the sale of shares of common stock arising from such equity offering.

Property and equipment, net
Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is calculated on the straight-line method over the estimated useful lives of the assets of 2 years. Maintenance and repairs are charged to expense as incurred. Depreciation expense was $0 for the three months ended March 31, 2014 and 2013, and $0 and $4,820 for the years ended December 31, 2013 and 2012, respectively.

Intangible asset
Intangible asset represent legal costs and fees incurred by the Company in connection with its application process for several patents in which final acceptance is pending.  Such costs are capitalized until approval of the patents are secured and will be amortized over the patents’ estimated useful lives.

Long-lived assets
The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. When such events or changes in circumstances occur, the Company recognizes an impairment loss if the undiscounted future cash flows expected to be generated by the asset is less than the carrying value of the related asset. In those circumstances an impairment loss is recorded to adjust the asset to its fair value. Management has determined that no impairment exists as of March 31, 2014, and December 31, 2013 and 2012.

Advertising costs
Advertising costs are expensed as incurred. No advertising expenses were incurred for the three months ended March 31, 2014 and 2013.Advertising expense was $0 and $1,242 for the years ended December 31, 2013 and 2012, respectively.

Warranty costs
Provisions for estimated warranty and other related costs are recorded in cost of sales at the time of sale and are periodically adjusted to reflect actual experience. The amount of warranty liability accrued reflects management’s best estimate of the expected future cost of honoring Company obligations under the warranty plan. The Company’s estimates are based on historical experience. At March 31, 2014, December 31, 2013 and 2012 there was no warranty liability accrued.

Research and development costs
Research and development costs are charged to expense as incurred.

Stock-Based Compensation
The Company accounts for share-based awards issued to employees in accordance with FASB ASC 718. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period.

Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification (FASB ASC) 740-10-65.  These standards require management to perform evaluation of all income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities.  This evaluation is required to be performed to all open tax years, as defined by the various statutes of limitations, for federal and state purposes.

The Company is required to file federal and state income tax returns.  With limited exceptions, NAC is no longer subject to U.S. federal income tax and state income tax examinations for years before 2008.

Management has performed its evaluation of all other income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard.  Accordingly, there are no provisions for income taxes, penalties or interest receivable or payable relating to uncertain income tax provisions in the accompanying financial statements.

From time to time, NAC may be subject to interest and penalties assessed by various taxing authorities. These amounts have historically been insignificant and are classified as income taxes when they occur.

Concentration of risks
The Company maintains its cash primarily in one financial institution.  The balance, at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk to cash.

Approximately 85% and 82% of the Company’s revenues for the three months ended March 31, 2014 and 2013, respectively, were generated through transactions with its top 4 customers.   In addition, these top 4 customers accounted for 77% and 30% of the Company’s accounts receivable balance at March 31, 2014 and 2013, respectively

Approximately 65% and 40% of the Company’s revenues for the years ended December 31, 2014 and 2013, respectively, were generated through transactions with its top 4 customers.   In addition, these top 4 customers accounted for 48% and 53% of the Company’s accounts receivable balance at December 31, 2013 and 2012, respectively.

NAC currently purchases all of its drive components from one supplier.  The loss of this supplier could cause delays and a possible loss of sales which would affect operating results adversely.

Fair value measurements
The carrying amounts reported in the balance sheets for accounts receivable and payables, inventory and debt are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Recently adopted accounting pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended December 31, 2013 and 2012, the Company incurred net losses of $415,963 and $133,468, respectively, and  $107,766 for the three months ended March 31, 2014.  Likewise, the Company has a working capital deficit of $489,500 and $451,337 as of March 31, 2014 and December 31, 2013, respectively.  If the Company is unable to generate profits and is unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustment relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is taking certain steps to provide the necessary capital to continue its operations. These steps included, but are not limited to: 1) focus on sales to minimize the need for capital at this stage; 2) raising equity financing; and 3) continuous focus on reductions in cost where possible.

NOTE 3 – INVENTORIES

Inventories at March 31, 2014 and December 31, 2013 and 2012 consist of the following:

	March 31, 2014	December 31, 2013	December 31, 2012
Finished goods	$40,458	$47,188	$27,968
Packaging materials	4,570	3,845	5,234
	$45,028	$51,033	$33,202

NOTE 4 – DEBT

Line of credit
As of March 31, 2014 and December 31, 2013, the Company had a term loan with a third party financial institution for $124,000 with an outstanding balance of $102,079 and $109,490, respectively.  The note is subject to annual interest of 4.5%. The note is collateralized by all of the assets of NAC and Conic Systems Inc. (“Conic”), an entity owned by the Company’s CEO, and a guarantee issued by the Company’s CEO.

Debt with related parties
As of March 31, 2014 and December 31, 2013, the Company has an outstanding non-interest bearing loan from its CEO and majority shareholder, amounting to $20,500 and $21,000, respectively.  The Company also obtained a loan from a family member of the CEO amounting to $200,000 which is subject to annual interest of 3%.  Both loans have no stated maturity dates.

On January 20, 2014, the Company obtained a non-interest bearing loan from the CEO amounting to $115,000.  The loan has a May 30, 2014 maturity date.

In January 2014, the Company obtained a non-interest bearing loan from a Director amounting to $10,000.  The loan has a 6 month stated maturity date.

In 2010, the Company obtained a loan from Conic amounting to approximately $56,000.  This loan is subject to annual interest of 4.85% and matures on December 31, 2015.  As of March 31, 2014 and December 31, 2013, this loan has an outstanding balance of $3,318.

In December, 2013, the Company obtained a non-interest bearing loan from Conic amounting to $16,000.  As of December 31, 2013 this loan has an outstanding balance of $16,000.  The loan was repaid in full in January 2014.

NOTE 5 - EQUITY

In 2013, the Company issued 3,300 common shares for cash for total proceeds of $41,250.

In 2012, the Company issued 4,000 common shares for cash for total proceeds of $50,000.

On March 14, 2013, the Board of Directors approved the award of 23,000 common shares to a director which will vest upon completion of the Company’s planned equity raise.  Management determined that the performance condition to be probable as of December 31, 2013 and the shares were subsequently issued in April 2014.    The shares were valued at $287,500 based on the Company’s stock price and stock compensation expense of $215,625 was recognized for the year ended December 31, 2013.  The remaining stock compensation expense of $71,875 was recognized over the three months ended March 31, 2014.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company recognized revenues for products sold to Conic amounting to $11,746 and $3,780 for the three months ended March 31, 2014 and 2013, respectively.   As of March 31, 2014 and 2013, outstanding accounts receivable from Conic for such sales were $4,346 and $3,780, respectively.

The Company recognized revenues for products sold to Conic amounting to $23,496 and $41,281 for the years ended December 31, 2013 and 2012, respectively.   As of December 31, 2012 and 2012, outstanding accounts receivable from Conic for such sales were $2,130 and $0, respectively.

Conic also bills the Company for certain expenses related to payroll and employee benefits, rent and occupancy costs, advertising, travel expenses and other expenses paid for by Conic on behalf of NAC. Payroll and employee benefits billed to NAC were for personnel who spend a percentage of their time to NAC’s operations.  The administrative and warehouse facilities used by NAC are owned by the majority shareholder and the allocable cost related to the use of these facilities are likewise charged to NAC by Conic.   Effective January 2012, the Company and Conic agreed to a fixed monthly fee of $25,000 to cover the above costs. The outstanding payable to Conic related to the above expenses amounted to $62,573 and $78,834 as of December 31, 2013 and 2012, respectively. The monthly fixed $25,000 fee arrangement with Conic was terminated effective September 30, 2013.

For the three months ended March 31, 2014, Conic billed the Company a monthly fee of $7,528 or $22,854 for the three months ended. The outstanding payable to Conic related to the above expenses amounted to $86,785 as of March 31, 2014.

On August 24, 2011, the Company entered into an agreement with the CEO to acquire all of his shares in Conic at an agreed consideration of $1,200,000.  The purchase price increases at a rate of 4.875% per year, and both parties have agreed to a ten year payout.   In connection with such agreement, the Company has paid to the CEO $50,300 as of December 31, 2013 and 2012, which is reported as a deposit in the balance sheets.  Such deposit will be refunded to the Company in the event that the acquisition does not close.

NOTE 7 - INCOME TAXES

Income taxes for the years ended December 31, 2012 and 2011 are summarized as follows:

	2013	2012
Current:
Federal	-	-
State	-	-
Deferred benefit	$(80,135)	$(22,560)
Change in valuation allowance	80,135	22,560
Income tax expense	$-	$-

Components of the deferred tax assets are presented in the table below.  A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured.

	2013	2012

Net operating loss carry forwards	$173,374	$93,239
Stock-based compensation	86,250	-
Valuation allowance	(259,624)	(93,239)
Net deferred tax assets	$-	$-

As of December 31, 2013, NAC has cumulative net operating loss carryforwards (“NOLs”) amounting to $433,435 which will begin to expire on 2021.   The availability of the Company’s NOLs is subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

NOTE 8 – CONTINGENCIES

The Company is currently negotiating with its’ major competitor for a settlement agreement involving a trademark opposition proceeding which involves the use of the name “Harmonic Drive.” This trademark opposition proceeding was initiated by the Company.  Management contends that the name “Harmonic Drive” is generic in nature and not subject to trademark protection.  However, a name change for the Company is being contemplated as a result of these proceedings.  In addition, the Company has been notified by other oppositional parties of alleged trademark infringement for the use of the name “Harmonic Drive” used in other markets around the globe.  Since all oppositional parties are related companies, both the trademark opposition proceeding and the alleged trademark infringement issues are expected to be a jointly negotiated settlement terms of which will not include a payment or receipt of any monies by NAC.

In March 2014, the Company concluded negotiations with its major competitor involving trademarks.  A global settlement agreement was jointly executed that includes no receipt or payment of any monies by NAC.  A name change for the company is anticipated in 2014 to NAC Drive Systems.  The Company is dropping its opposition to the trade mark in the USA and its competitor is releasing any and all claims globally of alleged trademark infringement.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date that the financial statements were approved and available to be issued, and has identified the following reportable events:

In April 2014, the Company issued a note to a Director amounting to $25,000.  The note is subject to annual interest of 12.5% and a minimum interest of $1,562.  The note shall be paid at the earlier of the Company’s receipt of $50,000 in debt or equity funding or 365 days.

On April 29, 2014 the Company entered into a share exchange agreement with LipidViro Tech, Inc. (“LipidViro”), the principal shareholders of the Company and the shareholders of LipidViro.  Pursuant to the terms of the Exchange Agreement, the principal shareholders of the Company transferred to LipidViro all of the shares by such shareholders in exchange for the issuance of 23,125,001 shares of LipidViro’s common stock.  The transaction is accounted for as a reverse acquisition and the Company is considered the accounting acquirer for financial reporting purposes.  In connection with the share exchange agreement, LipidViro issued a 12% convertible note which has a term of 1 year and a conversion price of $0.30  Beginning on September 29, 2014 and on each of the following 6 successive months thereafter, LipidViro is obligated to pay 1/6th of the face amount of the note and accrued interest.